Exhibit (h)(xiii)(b)

AMENDMENT NO. 2 TO SHAREHOLDER SERVICES AGREEMENT

THIS AMENDMENT NO. 2 TO SHAREHOLDER SERVICES AGREEMENT (the “Amendment”) is made as of this      day of         , 2008, by and between THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC. (the “Company”), AMERICAN CENTURY VARIABLE PORTFOLIOS, INC. (“ACVP”), AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC. (“ACVPII”) and the investment advisor of the ACVP and ACVPII, AMERICAN CENTURY INVESTMENT MANAGEMENT, INC. (“ACIM”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, the Company, ACVP and ACIM are parties to that certain Shareholder Services Agreement dated February 2, 1998 as amended August 1, 2000 (the “Agreement”) in which the Company offers to the public certain variable annuity contracts and variable life insurance contracts (the “Contracts”); and

WHEREAS, the parties have agreed to expand the number of Funds made available as investment options under the Agreement, and desire to add ACVPII, a registered investment company, as an additional party to the Agreement, and ACVPII desires to become a party to the Agreement; and

WHEREAS, the parties have agreed to revise the amount of the Administrative Service Reimbursement for the Funds, as set forth in the attached Exhibit B, which is hereby incorporated into the Agreement; and

WHEREAS, the parties now desire to further modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1. Funds Available. The second recital of the Agreement is hereby deleted in its entirety and replaced with the following language:

“WHEREAS, the Company wishes to make available as investment options under the Contracts one or more of Class I shares of the funds (the “Funds”), each of which is a series of mutual fund shares registered under the Investment Company Act of 1940, as amended, and issued by ACVP and ACVPII (collectively, the “Issuer”); and”

2. Compensation and Expenses. Section 6(b) is hereby deleted in its entirety and the following Section 6(b) is substituted in lieu thereof:

“(b) ACIM acknowledges that it will derive a substantial savings in administrative expenses, such as a reduction in expenses related to postage, shareholder communications and recordkeeping, by virtue of having a single shareholder account per Fund for the Accounts rather than having each Contract owner as a shareholder. In consideration of the Administrative Services and performance of all other obligations under this Agreement by the Company, ACIM will pay the Company a fee (the “Administrative Services Fee”) attached as Exhibit B under this agreement.

3. Ratification and Confirmation of Agreement. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. To the extent the provisions of the Agreement have not been amended by this Amendment, the parties hereby confirm and ratify the Agreement.

4. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

5. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

BALANCE OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.	AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

By:	By:
Name:	Name:
Title:	Title:

AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.

By:
Name:
Title:

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By:
Name:
Title:

EXHIBIT B

Fund Name	Share Class	Admin Svc. Reimbursement bps)
VP Equity Funds (except VP Income & Growth)	Class I

VP Income & Growth	Class I

VP Fixed Income Funds	Class I

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